Exhibit 12.1
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Bowater Incorporated
Statement of Computation of Ratio of Earnings to Fixed Charges
(unaudited - in millions, except ratio information)


                                            Six Months Ended                      Twelve Months Ended
                                                June 30,                             December 31,
                                         -------------------------------------------------------------------------------

                                            2003        2002       2002       2001        2000       1999       1998
                                         -------------------------------------------------------------------------------

Earnings:

Income (loss) before income taxes,
   minority interests and cumulative
   effect of accounting change               $(115.2)    $(74.6)    $(250.8)    $189.1     $239.2      $155.8   $ 15.6

Add: Fixed charges from below                   93.5       92.3       182.7      164.4      153.6       145.9    110.5
Less: Capitalized interest                       5.7        3.4         8.7        9.5        3.5         4.9      4.5
                                         -------------------------------------------------------------------------------

                                             $ (27.4)    $ 14.3     $ (76.8)    $344.0     $389.3      $296.8   $121.6
                                         ===============================================================================

Fixed Charges:

Interest expense, net of interest
   capitalized                                  82.1       83.1       163.0      141.0      135.2       126.7     98.4
Capitalized interest                             5.7        3.4         8.7        9.5        3.5         4.9      4.5
Estimate of interest within rental
   expense                                       1.7        1.5         2.8        2.7        2.1         3.9      3.1
Amortized premium and discounts related
   to indebtedness                               4.0        4.3         8.2       11.2       12.8        10.4      4.5
                                         -------------------------------------------------------------------------------

                                             $  93.5     $ 92.3      $182.7     $164.4     $153.6      $145.9   $110.5
                                         ===============================================================================

                                                --         --          --          2.1x       2.5x        2.0x     1.1x
Ratio of Earnings to Fixed Charges
                                         ===============================================================================

Deficiency of Earnings to Fixed Charges       $120.9      $78.0      $259.5       --         --          --       --
                                         ===============================================================================



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Bowater Incorporated
Statement of Computation of Ratio of Combined Fixed Charges and
Preference Dividends to Earnings
(unaudited - in millions, except ratio information)


                                               Six Months Ended                    Twelve Months Ended
                                                   June 30,                           December 31,
                                             ---------------------------------------------------------------------------

                                               2003       2002      2002       2001       2000       1999       1998
                                             ---------------------------------------------------------------------------

Earnings:

Income (loss) before income taxes, minority
   interests and cumulative effect of
   accounting change                            $(115.2)   $(74.6)   $(250.8)  $189.1      $239.2      $155.8   $ 15.6

Add:  Fixed charges from below                     93.5      92.3      182.7    164.4       153.6       146.1    115.3
Less: Capitalized interest                          5.7       3.4        8.7      9.5         3.5         4.9      4.5
      Preference dividends                           --        --         --       --          --         0.2      4.8
                                             ---------------------------------------------------------------------------

                                                $ (27.4)   $ 14.3    $ (76.8)  $344.0      $389.3      $296.8   $121.6
                                             ===========================================================================

Fixed Charges:

Interest expense, net of interest               $  82.1    $ 83.1     $163.0   $141.0      $135.2      $126.7    $98.4
capitalized
Capitalized interest                                5.7       3.4        8.7      9.5         3.5         4.9      4.5
Estimate of interest within rental expense          1.7       1.5        2.8      2.7         2.1         3.9      3.1
Amortized premium and discounts related to
   indebtedness                                     4.0       4.3        8.2     11.2        12.8        10.4      4.5
Preference dividends                                 --        --         --       --          --         0.2      4.8
                                             ---------------------------------------------------------------------------

                                                $  93.5    $ 92.3     $182.7   $164.4      $153.6      $146.1   $115.3
                                             ===========================================================================

Ratio of Combined Fixed Charges and
Preference Dividends to Earnings                     --        --         --      2.1x        2.5x        2.0x     1.1x
                                             ===========================================================================
Deficiency of Combined Fixed Charges
and Preference Dividends to Earnings            $ 120.9    $ 78.0     $259.5        --          --          --       --
                                             ===========================================================================


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